                                  SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the registrant [X]
Filed by a party other than the registrant [ ]
Check the appropriate box:
[ ] Preliminary proxy statement
[X] Definitive proxy statement
[ ] Definitive additional materials
[ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12


                              ARK RESTAURANTS CORP.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


                              ARK RESTAURANTS CORP.
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

    (2) Aggregate number of securities to which transactions applies:

--------------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

--------------------------------------------------------------------------------


    (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------


    (5) Total fee paid:

--------------------------------------------------------------------------------


[ ] Fee paid previously with preliminary materials

--------------------------------------------------------------------------------


[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount previously paid:

--------------------------------------------------------------------------------


    (2) Form, schedule or registration statement no.:

--------------------------------------------------------------------------------


    (3) Filing party:

--------------------------------------------------------------------------------


    (4) Date filed:

                              ARK RESTAURANTS CORP.

                                 85 FIFTH AVENUE
                            NEW YORK, NEW YORK 10003

                                 --------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                 MARCH 25, 1998

To Shareholders of
ARK RESTAURANTS CORP.

           NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Ark Restaurants Corp. (the "Company") will be held on March 25, 1998 at 10:00 A.M. at Bryant Park Grill, located at 25 West 40th Street, New York, New York for the following purposes:

           (1)    To elect a board of eight directors;

           (2) To ratify the appointment of Deloitte & Touche LLP as independent auditors for the 1998 fiscal year; and

           (3) To transact such other business as may properly come before the meeting or any adjournments thereof.

        The Board of Directors has fixed the close of business on February 17, 1998 as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting.

        YOU ARE EARNESTLY REQUESTED, WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE MEETING, TO DATE, SIGN AND RETURN PROMPTLY THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE MEETING IN PERSON, YOU MAY WITHDRAW THE PROXY AND VOTE YOUR OWN SHARES.

                                       By Order of the Board of Directors,
                                       Vincent Pascal
                                       Secretary

New York, New York
February 19, 1998

                              ARK RESTAURANTS CORP.



                              ---------------------

                                 PROXY STATEMENT

                              ---------------------


        This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the "Board") of Ark Restaurants Corp., a New York corporation (the "Company"), of proxies to be used at the Annual Meeting of Shareholders to be held at Bryant Park Grill, located at 25 West 40th Street, New York, New York, at 10:00 A.M. on March 25, 1998 and at any adjournment or adjournments thereof (the "Meeting").

        If the enclosed proxy is properly executed and returned, the shares represented thereby will be voted in accordance with the instructions specified therein and if no instructions are given, will be voted (i) IN FAVOR of the nominees for election as directors; and (ii) IN FAVOR of the ratification of the appointment of Deloitte & Touche LLP as independent auditors for the Company for the 1998 fiscal year. Election of directors is by a plurality of votes cast at the Meeting in person or by proxy. All other proposals to be considered at the Meeting will be determined by a plurality of votes cast at the Meeting in person or by proxy.

        The proxy may be revoked at any time prior to its exercise by written notice to the Company, by submission of another proxy bearing a later date, or by voting in person at the Meeting. Such revocation will not affect any vote taken prior thereto. The mere presence at the Meeting of the person appointing a proxy will not revoke the appointment.

        The approximate date this Proxy Statement and the accompanying Proxy were first mailed to shareholders was on or about February 19, 1998. The Company's principal executive offices are located at 85 Fifth Avenue, New York, New York 10003.

                        VOTING SECURITIES -- RECORD DATE

        Only holders of record of the Company's Common Stock at the close of business of February 17, 1998 will be entitled to notice of and to vote at the Meeting. On that date 3,842,499 shares of Common Stock were issued and outstanding. Each outstanding share of Common Stock entitles the holder thereof to one vote.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information at January 23, 1998, with respect to the beneficial ownership of shares of Common Stock owned by (i) each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each director and nominee for election as director of the Company, and (iii) all officers and directors of the Company as a group:


             NAME AND ADDRESS                             AMOUNT AND NATURE OF
            OF BENEFICIAL OWNER                          BENEFICIAL OWNERSHIP(1)     PERCENT OF CLASS
            -------------------                          -----------------------     ----------------

        Michael Weinstein   ........................           1,035,338(2)               26.9%
          85 Fifth Avenue
          New York, New York 10003

        FMR Corp....................................             225,100(3)                5.9%
          82 Devonshire Street
          Boston, Massachusetts 02109

        Bruce R. Lewin..............................             210,000(4)                5.4%
          c/o Lewin Art, Inc.
          150 East 69th Street
          New York, New York  10021

        Vincent Pascal..............................              60,055(5)                1.6%
          85 Fifth Avenue
          New York, New York  10003

        Robert Towers...............................              68,025(6)                1.8%
          85 Fifth Avenue
          New York, New York  10003

        Donald D. Shack.............................              42,603(7)                1.1%
          530 Fifth Avenue
          New York, New York  10036

        Andrew Kuruc................................              31,500(8)             Less than 1%
          85 Fifth Avenue
          New York, New York  10003

        Jay Galin...................................              26,000                Less than 1%
          520 Eighth Avenue
          New York, New York  10018

        Ernest Bogen................................              17,320(9)             Less than 1%
          85 Fifth Avenue
          New York, New York  10003

        Paul Gordon.................................              13,625(10)            Less than 1%
          85 Fifth Avenue
          New York, New York  10003

        All directors and officers as a group
          (eight persons) ..........................           1,294,466(11)              33.7%


(1) Except to the extent otherwise indicated, to the best of the Company's knowledge, each of the indicated persons exercises sole voting and investment power with respect to all shares beneficially owned by him.

(2) Includes 32,000 shares owned by The Weinstein Foundation, a private foundation of which Mr. Weinstein acts as trustee and as to which shares Mr. Weinstein has shared investment and shared voting power, 16,000 shares owned by Mr. Weinstein's spouse as custodian for their children under the Uniform Gifts to Minors Act, 9,750 shares issuable upon exercise of currently exercisable options granted under the Company's 1985 Stock Option Plan, and 12,500 shares issuable upon exercise of currently exercisable options granted under the Company's 1996 Stock Option Plan.

(3) Based upon information set forth in Schedule 13G filed by FMR Corp. with the Securities and Exchange Commission on or about February 14, 1997. Fidelity Management & Research Company ("Fidelity"), a wholly-owned subsidiary of FMR Corp., is the beneficial owner of 225,100 shares or 5.9% of the Common Stock of the Company as a result of acting as investment adviser to several investment companies. The ownership by one investment company, Fidelity Low-Priced Stock Fund, amounted to 225,100 shares. Mr. Edward C. Johnson 3d, FMR Corp., through its control of Fidelity, and the aforementioned investment companies each has the power to dispose of the 225,100 shares.

(4) Based upon information set forth in a Schedule 13D filed by Mr. Lewin with the Securities and Exchange Commission on or about January 7, 1991.

(5) Includes 9,750 shares issuable upon exercise of currently exercisable stock options granted under the Company's 1985 Stock Option Plan, and 4,375 shares issuable upon exercise of currently exercisable stock options granted under the Company's 1996 Stock Option Plan.

(6) Includes 9,750 shares issuable upon exercise of currently exercisable stock options granted under the Company's 1985 Stock Option Plan, and 4,375 shares issuable upon exercise of currently exercisable stock options granted under the Company's 1996 Stock Option Plan.

(7) Includes 40,000 shares owned by Skylark Partners, a partnership of which Mr. Shack is a general partner.

(8) Includes 5,625 shares issuable upon exercise of currently exercisable stock options granted under the Company's 1985 Stock Option Plan, and 4,375 shares issuable upon exercise of currently exercisable stock options granted under the Company's 1996 Stock Option Plan.

(9) Includes 7,320 owned by Mr. Bogen's spouse, as to which Mr. Bogen disclaims beneficial ownership.

(10) Includes 5,625 shares issuable upon exercise of currently exercisable stock options granted under the Company's 1985 Stock Option Plan, and 6,250 shares issuable upon exercise of currently exercisable stock options granted under the Company's 1996 Stock Option Plan.

(11) Includes 40,500 shares issuable upon exercise of currently exercisable stock options granted under the Company's 1985 Stock Option Plan and 31,875 shares issuable upon exercise of currently exercisable stock options granted under the Company's 1996 Stock Option Plan.

                              --------------------

        In the event of the death of Michael Weinstein, the Company has agreed to purchase from his estate, at the option of his executor or legal representative, such number of shares of Common Stock as may be purchased with the proceeds of a $5,000,000 insurance policy maintained by the Company on the life of Mr. Weinstein, at a price per share equal to the greater of the then book value or the then fair market value of such shares. The Company is obligated to maintain $5,000,000 of insurance on the life of Mr. Weinstein during the term of the agreement.

                        PROPOSAL 1: ELECTION OF DIRECTORS

        A board of eight directors is to be elected at the Meeting. Unless a proxy shall specify that it is not to be voted for the directors, it is intended that the shares represented by each duly executed and returned proxy will be voted IN FAVOR of the election as directors of the persons named below.

        Each of the persons named below is at present a director of the Company. If for any reason any nominee is not a candidate for election at the Meeting, such proxies will be voted for a substitute nominee and for the others named below. The Board does not anticipate that any of the nominees will not be a candidate.


                                       PRINCIPAL OCCUPATION AND                       DIRECTOR
    NAME               AGE             POSITION WITH THE COMPANY                        SINCE
    ----               ---             -------------------------                        -----

Ernest Bogen           66         Chairman of the Board of the Company                  1983
Michael Weinstein      54         President of the Company                              1983
Vincent Pascal         54         Vice President and Secretary of the Company           1985
Robert Towers          50         Vice President and Treasurer of the Company           1987
Andrew Kuruc           40         Vice President and Controller of the Company          1989
Paul Gordon            46         Vice President of the Company                         1996
Donald D. Shack        69         Attorney, member of law firm of Shack & Siegel,       1985
                                    P.C., general counsel to the Company
Jay Galin              61         President, G. & G. Shops, Inc.                        1988


-------

     ERNEST BOGEN has been a director of the Company since its inception in January 1983 and was also Secretary until September 1985 and Treasurer until March 1987. He was elected Chairman of the Board of Directors of the Company in September 1985. Since 1978, Mr. Bogen has been an officer, director and 25% shareholder of Easy Diners, Inc., a restaurant management company which operates a restaurant in New York City. Mr. Bogen is also an officer, director and 25% shareholder of RSWB Corp., which operates a restaurant in New York City that it acquired in June 1997.
     For the past four years, Mr. Bogen has also been the majority owner of Compass Cafe, Inc., the owner and operator of a restaurant and market in South Miami Beach, Florida. Since October 1994 and October 1995, respectively, Mr. Bogen has been the majority owner of Palace Grill, Inc. and Washington Tavern, Inc., each of which owns and operates a restaurant in Miami Beach, Florida.

     MICHAEL WEINSTEIN has been President and a director of the Company since its inception in January 1983. Mr. Weinstein has been an officer, director and 25% shareholder of Easy Diners, Inc. since 1978 and RSWB Corp. since June 1997. Mr. Weinstein spends substantially all of his business time on Company-related matters.

     VINCENT PASCAL was elected Vice President and a director of the Company in October 1985. Mr. Pascal became Secretary of the Company in January 1994.

     ROBERT TOWERS has been employed by the Company since November 1983 and was elected Vice President, Treasurer and a director in March 1987.

     ANDREW KURUC was elected Vice President of the Company in 1993 and a director of the Company in November 1989. Mr. Kuruc has been employed as Controller of the Company since April 1987.

     PAUL GORDON has been employed by the Company since 1983 and was elected as a director in November 1996. Mr. Gordon is the manager of the Company's Las Vegas operations and Vice President and a director of the Company's Las Vegas subsidiaries. Prior to assuming that role in 1996, Mr. Gordon was the manager of the Company's operations in Washington, D.C. commencing in 1989.

     DONALD D. SHACK was elected a director of the Company in October 1985. Since April 1993, Mr. Shack has been a member of the law firm of Shack & Siegel, P.C., general counsel to the Company. From January 1990 to April 1993, Mr. Shack was a member of the law firm of Whitman & Ransom, which firm was general counsel to the Company during that time. Mr. Shack is also a director of the following publicly-held companies: Andover Togs, Inc., International Citrus Corporation and Just Toys, Inc.

     JAY GALIN was elected a director of the Company in January 1988. For more than the past five years, Mr. Galin has been President of G. & G. Shops, Inc., a chain of retail clothing stores.

                              --------------------

        The Company provides purchasing and bookkeeping services to restaurants in which Messrs. Weinstein and Bogen have interests, for which the Company receives a fee which has not exceeded $30,000 in any fiscal year.

        All officers of the Company are elected by and serve at the pleasure of the Board. There are no family relationships among any of the directors.

        Messrs. Galin and Shack, the Company's non-employee directors, were each paid $5,000 in fiscal year 1997 for their services to the Company as directors.

        The Company made loans to Robert Towers and Vincent Pascal, which loans were made in connection with the exercise of stock options as provided under the Company's 1985 Stock Option Plan. All of the loans bear interest at the prime rate in effect from time to time. The loans are payable on demand. During fiscal 1997, the largest amount of indebtedness of Mr. Towers outstanding at any one time was $271,482. As of January 23, 1998, Mr. Towers was indebted to the Company in the amount of $248,082. During fiscal 1997, the largest amount of indebtedness of Mr. Pascal outstanding at any one time was $187,723. As of January 23, 1998, Mr. Pascal was indebted to the Company in the amount of $179,323.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

        Messrs. Shack and Bogen currently serve as members of the Stock Option Committee of the Board. The Stock Option Committee administers the Company's 1985 and 1996 Stock Option Plans. During the last fiscal year the Stock Option Committee held no meetings and took action on three occasions by unanimous written consent.

        Messrs. Galin and Shack currently serve as members of the Audit Committee of the Board of Directors. The Audit Committee is responsible for, among other things, receiving and reviewing the recommendations of the independent auditors, reviewing consolidated financial statements of the Company, meeting periodically with the independent auditors and Company personnel with respect to the adequacy of internal accounting controls, resolving potential conflicts of interest and reviewing the Company's accounting policies. The Audit Committee held one meeting during the past fiscal year.

        Messrs. Bogen, Galin and Shack currently serve as members of the Compensation Committee. The Compensation Committee is responsible for reviewing the Company's compensation policies, establishing the compensation for the President and Chief Executive Officer of the Company and making recommendations on compensation for other executive officers of the Company. During the last fiscal year the Compensation Committee held one meeting.


        The Company does not now, and did not during the past fiscal year, have a Nominating Committee.

        During the Company's past fiscal year, the Board held two meetings and took action on one occasion by unanimous written consent. Each member of the Board attended at least 75% of the meetings of the Board and committees on which he served, except for Paul Gordon and Jay Galin who were each absent from one meeting held by the Board.

                             EXECUTIVE COMPENSATION

     The Summary Compensation Table shown below sets forth certain information concerning the annual and long-term compensation for services in all capacities to the Company for the 1997, 1996 and 1995 fiscal years, of those persons who were, at September 27, 1997, (i) President and Chief Executive Officer of the Company and (ii) the other three most highly compensated executive officers of the Company. No other executive officer of the Company received a salary in excess of $100,000 in fiscal 1997.

                           SUMMARY COMPENSATION TABLE


                                                                                   LONG-TERM
                                                        ANNUAL COMPENSATION      COMPENSATION
                                                       ----------------------  -------------------
     NAME AND PRINCIPAL POSITION               YEAR    SALARY($)    BONUS ($)  OPTIONS AWARDED (#)
     ---------------------------               ----    ---------    ---------  -------------------

Michael Weinstein...........................   1997     328,489    32,295       50,000
     President and Chief Executive Officer..   1996     316,950      --            --
                                               1995     316,950      --         13,000

Vincent Pascal .............................   1997     165,707    16,090       17,500
     Vice President and Secretary              1996     160,900      --           --
                                               1995     163,994      --         13,000

Robert Towers  .............................   1997     163,167    16,090       17,500
     Vice President and Treasurer              1996     154,900      --           --
                                               1995     154,900      --         13,000

Andrew Kuruc   .............................   1997     142,946    14,000       17,500
     Vice President and Controller             1996     137,012      --           --
                                               1995     140,000      --          7,500


        The table shown below sets forth certain information at September 27, 1997 with respect to options to purchase the Company's Common Stock granted in fiscal year 1997 under the Company's 1996 Stock Option Plan for the President and Chief Executive Officer of the Company and the other three most highly compensated executive officers of the Company during the past fiscal year.

                       OPTION GRANTS IN LAST FISCAL YEAR



                                                                                         Potential Realizable Value at
                                                                                         Assumed Annual Rates of Stock
                                                                                           Price Appreciation for
                                  Individual Grants                                              Option Term
-----------------------------------------------------------------------------------      -----------------------------
                                    Percent of Total
                                    Options Granted
                                    to Employees in       Exercise

                         Options       Fiscal               Price        Expiration
       Name             Granted(#)      1997              ($/Share)         Date             5%($)          10%($)
-------------------     ---------   ---------------       --------       ----------      -----------      ------------
Michael Weinstein        50,000(1)      32.8%                12.00          1/2/02        165,768          366,500


Vincent Pascal           17,500(1)      11.4%                12.00          1/2/02         58,019          128,275


Robert Towers            17,500(1)      11.4%                12.00          1/2/02         58,019          128,275

Andrew Kuruc             17,500(1)      11.4%                12.00          1/2/02         58,019          128,275

----------
(1) The options are exercisable as follows: 25% are exercisable on January 2, 1998 and on each of the next three one-year anniversaries thereafter.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR END OPTION VALUES

        The table shown below sets forth certain information at September 27, 1997 with respect to unexercised options to purchase shares of the Company's Common Stock under the Company's 1985 and 1996 Stock Option Plans for the President and Chief Executive Officer of the Company and the other three most highly compensated executive officers of the Company during the past fiscal year.


                         SHARES                            NUMBER OF UNEXERCISED              VALUE OF UNEXERCISED IN-THE-
                        ACQUIRED            VALUE            OPTIONS AT FISCAL                  MONEY OPTIONS AT FISCAL
      NAME            ON EXERCISE          REALIZED               YEAR-END                           YEAR-END (1)
      ----            -----------          --------               --------                           ------------


                                                          EXERCISABLE     UNEXERCISABLE      EXERCISABLE       UNEXERCISABLE
                                                          -----------     -------------      -----------       -------------
MICHAEL                       --             --                 6,500            56,500         $19,500             $19,500
WEINSTEIN........

VINCENT                    10,000          $98,750              6,500            24,000          19,500              19,500
PASCAL...........

ROBERT                        --             --                 6,500            24,000          19,500              19,500
TOWERS ..........

ANDREW                      5,000           33,750              3,750            21,250          11,250              11,250
KURUC............



(1) Based on the closing sale price on the NASDAQ/National Market System of the Company's Common Stock on September 27, 1997.

                 COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

        The graph set forth below compares the cumulative total shareholder return on the Company's Common Stock for the period commencing October 2, 1992 and ending September 27, 1997 against the cumulative total return on the NASDAQ Market Index and a peer group comprised of those public companies whose business activities fall within the same standard industrial classification code as the Company. This graph assumes a $100 investment in the Company's Common Stock and in each index on October 3, 1992 and that all dividends paid by companies included in each index were reinvested.


             [The Performance Graph is being filed in tabular form
                  pursuant to Item 304(d) of Regulation S-T.]



                        10/2/92        10/1/93        9/30/94        9/29/95        9/27/96        9/26/97

Ark Restaurants         $100.00         159.1          129.0          172.0          159.1          189.2
Corp.

Market Index -          $100.00         133.6          134.8          186.1          221.6          302.6
Nasdaq Stock
Market
(US Companies)

Peer Index -            $100.00         126.1          118.7          146.4          166.6          168.3
NASDAQ/NYSE/
AMEX Stocks
(SIC 5800-5899;
US Companies)



        The foregoing graph shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates such information by reference.

                        REPORT ON EXECUTIVE COMPENSATION

        The Compensation Committee, consisting of Messrs. Bogen, Galin and Shack, determines the compensation of the President and sets policies for and reviews with the President the compensation awarded to the other principal executives.

        The Company's current executive officers consist of the President, Messrs. Pascal, Towers and Kuruc. The three elements of their compensation have been salary, bonus and stock options.

        The President is the founder of the Company. He owns over 1,035,000 shares of Company stock, almost 27% of the outstanding shares. The
Compensation Committee believes he is very substantially motivated, both by reason of stock ownership and commitment to the Company, to act on behalf of all shareholders to optimize overall corporate performance. Accordingly, the Compensation Committee has not considered it necessary to specifically relate the President's compensation to corporate performance.

        The President's annual salary was $316,950 during fiscal 1996 and was increased to $328,489 for fiscal 1997. The Compensation Committee believes the compensation paid to the President to be comparable or less than that generally paid to chief executive officers at comparable companies. In
January 1997, he received options to purchase an additional 50,000 shares of Common Stock.

          The Compensation Committee relies extensively on the views of the President in determining salaries paid to Messrs. Pascal, Towers and Kuruc. Their salary levels are believed to be competitive with amounts paid to executives with comparable qualifications, experience and responsibilities at companies of comparable size and also reflect assessments of past performance and expectations concerning future contributions to the Company and its business.


        In fiscal 1997 the Company awarded bonuses to each of its executive officers in an amount equal to or approximately 10% of their respective base salaries. The Compensation Committee believes that the bonuses recognize the significant expansion of duties of such executives as the Company substantially increased the number of restaurants it operates without a significant increase in the senior executive staff of the Company.



        It is through the use of stock options that the Company has endeavored to relate corporate performance and compensation of the other executives. The Board believes that significant stock ownership is a major incentive in building shareholder wealth and aligning the interests of employees and shareholders. In January 1997, Messrs. Pascal, Towers and Kuruc each received options to purchase 17,500 shares of Common Stock.

        Stock options are granted by the Company's Stock Option Committee consisting of Messrs. Shack and Bogen. They consult with the Compensation Committee in awarding options to the Company's executives. All options granted under the Company's 1996 Stock Option Plan were granted at an exercise price equal to market price on the date of grant.

       Jay Galin              Ernest Bogen         Donald D. Shack

Compensation Committee Interlocks and Insider Participation

        Ernest Bogen is Chairman of the Board of the Company and formerly an executive officer of the Company. Donald D. Shack is a member of the firm of Shack & Siegel, P.C., general counsel to the Company.

         PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

        It is proposed that shareholders ratify the appointment by the Board of Deloitte & Touche LLP as independent auditors for the Company for the fiscal year ending September 26, 1998. The Company expects representatives of Deloitte & Touche LLP to be present at the Meeting and available to respond to appropriate questions submitted by shareholders. Such representatives will also be accorded an opportunity at such time to make such statements as they may desire.

        Approval by the shareholders of the appointment of independent auditors is not required, but the Board deems it desirable to submit this matter to shareholders. If holders of a majority of the outstanding shares of Common Stock present and voting at the meeting do not approve the appointment of Deloitte & Touche LLP, the selection of independent auditors will be reconsidered by the Board.

        The Board recommends that you vote FOR ratification of the appointment of Deloitte & Touche LLP as independent auditors for the Company.

          COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission (the "Commission") and the NASDAQ/National Market System. Officers, directors and greater than ten percent stockholders are required by the Commission's regulations to furnish the Company with copies of all Forms 3, 4 and 5 they file.

        Based solely on the Company's review of the copies of such forms it has received, the Company believes that all of its officers, directors and greater than ten percent beneficial owners complied with all filing requirements applicable to them with respect to transactions during fiscal 1997, except that
(a) in the case of Mr. Pascal, Forms 4 that were required to be filed for January 1997 reflecting four transactions and February 1997 reflecting one transaction were filed in April 1997, and Forms 4 that were required to be filed for February 1997 reflecting one transaction and April 1997 reflecting one transaction were filed in August 1997, and (b) in the case of Mr. Towers, the Form 4 that was required to be filed for February 1997 reflecting one transaction was filed in April 1997.

                                VOTING PROCEDURES

        Pursuant to Commission rules, a designated blank space is provided on the proxy card to withhold authority to vote for one or more nominees for director and boxes are provided on the proxy card for shareholders to mark if they wish to abstain on Proposal 2. Votes withheld in connection with the election of one or more of the nominees for director will not be counted in determining the votes cast and will have no effect on the vote. Abstentions are not counted in determining the votes cast with respect to the ratification of the selection of independent auditors and will have no effect on the vote.

        Under the rules of the National Association of Securities Dealers, brokers who hold shares in street name for customers have the authority to vote on certain items when they have not received instructions from beneficial owners. Brokers that do not receive instructions are entitled to vote upon the election of directors and the selection of independent auditors.

                              SHAREHOLDER PROPOSALS

        To be included in the Company's proxy statement and proxy relating to the Company's 1999 Annual Meeting of Shareholders, shareholder proposals should be received by the Company on or before October 15, 1998.

                                  ANNUAL REPORT

        The 1997 Annual Report of the Company, including financial statements, is being mailed together with this Notice of Annual Meeting of Shareholders, Proxy Statement and Proxy to each shareholder of record on February 17, 1998.

                                  OTHER MATTERS

        Many existing computer programs use only two digits to identify a year in the date field. These programs were designed and developed without considering the impact of the upcoming change in the century. If not corrected, many computer programs could fail or create erroneous results by or at the Year 2000. The Company has made a preliminary assessment of its Year 2000 issue and the Company does not believe that such issue will have a material effect on the Company.


        As of the date of this Proxy Statement, the Board is not aware of any other matters to be presented for action. However, if any other matters are properly brought before the Meeting, it is intended that the persons voting the accompanying proxy will vote the shares represented thereby in accordance with their best judgment.

        THE COMPANY WILL PROVIDE WITHOUT CHARGE A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED SEPTEMBER 27, 1997, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES THERETO, TO EACH OF THE COMPANY'S SHAREHOLDERS OF RECORD ON FEBRUARY 17, 1998 AND EACH BENEFICIAL SHAREHOLDER ON THAT DATE, UPON RECEIPT OF A WRITTEN REQUEST THEREFOR MAILED TO THE COMPANY'S OFFICES, 85 FIFTH AVENUE, NEW YORK, NEW YORK 10003, ATTENTION: TREASURER. REQUESTS FROM BENEFICIAL SHAREHOLDERS MUST SET FORTH A GOOD FAITH REPRESENTATION AS TO SUCH OWNERSHIP ON THAT DATE.

        IT IS IMPORTANT THAT THE ACCOMPANYING PROXY BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE EARNESTLY REQUESTED TO DATE, SIGN AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

                       MANNER AND EXPENSES OF SOLICITATION

        The solicitation of proxies in the accompanying form is made by the Board and all costs thereof will be borne by the Company. In addition to the solicitation of proxies by the use of the mails, some of the officers, directors and other employees of the Company may also solicit proxies personally or by mail, telephone, or telegraph but they will not receive additional compensation for such services. Brokerage firms, custodians, banks, trustees, nominees or other fiduciaries holding shares of the Common Stock in their names will be requested by the Company to forward proxy material to their principals and will be reimbursed for their reasonable out-of-pocket expenses incurred in respect thereto.

                              ARK RESTAURANTS CORP.

New York, New York
February 19, 1998

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



APPENDIX I - PROXY CARD




                              ARK RESTAURANTS CORP.

                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF SHAREHOLDERS

                                 MARCH 25, 1998

        THE UNDERSIGNED, revoking all previous proxies, hereby appoints MICHAEL WEINSTEIN, ROBERT TOWERS and DONALD D. SHACK, or any of them as attorneys, agents and proxies with power of substitution, and with all powers the undersigned would possess if personally present, to vote all shares of Common Stock of ARK RESTAURANTS CORP. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held on Wednesday, March 25, 1998 at 10:00 A.M. local time at Bryant Park Grill, 25 West 40th Street, New York, New York, and at all adjournments thereof. The shares represented by this Proxy will be voted as indicated below upon the following matters, all more fully described in the Proxy Statement.

                                                   (See reverse side)

[ ] _______________________      _______________________
         ACCOUNT NUMBER                  COMMON

(1)  Election of a board of eight directors

                                                          WITHHOLD AUTHORITY
           Nominee                     VOTE FOR             TO VOTE FOR
           -------                     --------             -----------

           Ernest Bogen                   [ ]                   [ ]
           Michael Weinstein              [ ]                   [ ]
           Vincent Pascal                 [ ]                   [ ]
           Robert Towers                  [ ]                   [ ]
           Andrew Kuruc                   [ ]                   [ ]
           Donald D. Shack                [ ]                   [ ]
           Jay Galin                      [ ]                   [ ]
           Paul Gordon                    [ ]                   [ ]


(2) Ratification of the appointment of Deloitte & Touche LLP as independent auditors for the 1998 fiscal year.

                    FOR  [ ]        AGAINST  [ ]              ABSTAIN  [ ]

(3) In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN. IF NO SUCH INSTRUCTIONS ARE GIVEN, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN FAVOR OF ELECTION OF THE NOMINEES FOR DIRECTORS DESIGNATED BY THE BOARD OF DIRECTORS AND FOR ITEM 2.

                                     Dated: ____________________________________
                                     ________, 1998


                                     ___________________________________________
                                     ________________



                                      NOTE: Please sign exactly as your name or names appear hereon. Joint owners should each sign personally. When signing as executor, administrator, corporation, officer, attorney, agent, trustee or guardian, etc., please add your full title to your signature.


NOTE: PLEASE MARK, DATE, SIGN AND MAIL THIS PROXY IN THE ENVELOPE ENCLOSED FOR THIS PURPOSE. NO POSTAGE IS REQUIRED FOR MAILING IN THE UNITED STATES.